As filed with the Securities and Exchange Commission on March 22, 2006
                                                       Registration No. 33-54003
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 3
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________

                              PEOPLES BANCORP INC.
             (Exact name of Registrant as specified in its charter)
             -------------------------------------------------------

              Ohio                                    31-0987416
      (State or other jurisdiction                  (I.R.S. Employer
    of incorporation or organization)             Identification Number)

                     138 Putnam Street, Marietta, Ohio 45750
                                 (740) 373-3155
               --------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                          ____________________________

                   Charles R. Hunsaker, Esq., General Counsel
                              Peoples Bancorp Inc.
                                138 Putnam Street
                              Marietta, Ohio 45750
                                 (740) 374-6109
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                         Elizabeth Turrell Farrar, Esq.
                       Vorys, Sater, Seymour and Pease LLP
                               52 East Gay Street
                              Columbus, Ohio 43215
                                 (614) 464-5607

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Post-Effective Amendment No. 3 becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                                Explanatory Note:

         On June 7, 1994, Peoples Bancorp Inc. ("Peoples" or the "Registrant") filed a Registration Statement on Form S-3 (Registration No. 33-54003) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") in order to register 500,000 of no par value common shares of Peoples for offering and sale to participants in the Peoples Bancorp Inc. Dividend Reinvestment Plan, pursuant to Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). The Registration Statement became effective upon filing.

         On April 23, 2003, Peoples filed Post-Effective Amendment No. 1 to the Registration Statement in order to evidence that Peoples had determined that the Registration Statement was to cover only the 500,000 common shares originally registered and not any additional common shares resulting from any stock split or stock dividend occurring after June 7, 1994 and prior to the completion of the offering of common shares of Peoples covered by the Registration Statement pursuant to the Dividend Reinvestment Plan.

         Effective November 28, 2005, Peoples appointed a new administrator for the Dividend Reinvestment Plan. Information concerning the operation of the Dividend Reinvestment Plan was provided in the definitive prospectus relating to the offering of the 290,620 common shares of Peoples remaining available for issuance under the Dividend Reinvestment Plan as of December 13, 2005 (the "2005 Prospectus") filed as part of Post-Effective Amendment No. 2 to the Registration Statement. The 2005 Prospectus disclosed updated information in respect of the manner in which the Dividend Reinvestment Plan operates and identified the new administrator of the Dividend Reinvestment Plan - Shareowner Services, a division of Wells Fargo Bank, N.A. and the registrar and transfer agent for the common shares of Peoples. As part of Post-Effective Amendment No. 2 to the Registration Statement, Peoples also filed certain exhibits.

         Effective March 9, 2006, Peoples amended the Dividend Reinvestment Plan to allow participants to purchase common shares of Peoples by making optional cash investments of $100 or more, up to a maximum of $10,000 for each calendar month. In order to reflect the addition of this optional cash investment feature, Peoples modified the name of the Dividend Reinvestment Plan to be the Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan. Information concerning the operation of the Dividend Reinvestment and Stock Purchase Plan with the optional cash investment feature is provided in the definitive prospectus relating to the offering of the 286,053 common shares of Peoples remaining available for issuance under the Dividend Reinvestment and Stock Purchase Plan as of March 22, 2006 (the "2006 Prospectus") filed as part of this Post-Effective Amendment No. 3 to the Registration Statement.

PROSPECTUS

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                                 [PEOPLES LOGO]

                              286,053 Common Shares
                                 (no par value)

                                CUSIP 709789 10 1

                                 Trading Symbol:
                         NASDAQ National Market -- PEBO

         Investment in our common shares, as with any investment in securities, involves investment risks, including the risk of possible loss of value. See "Risk Factors" beginning on page 2 for information that prospective participants in the Dividend Reinvestment and Stock Purchase Plan should consider.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         These securities are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

                 The date of this prospectus is March 22, 2006.

PROSPECTUS

                              PEOPLES BANCORP INC.
                                138 Putnam Street
                              Marietta, Ohio 45750
                                 (740) 373-3155

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


                              286,053 Common Shares
                                 (no par value)

                                CUSIP 709789 10 1

                                 Trading Symbol:
                         NASDAQ National Market -- PEBO
         We are offering our shareholders a convenient and economical method to purchase additional common shares, without payment of any brokerage commissions, through the Dividend Reinvestment and Stock Purchase Plan (the "Plan"). By participating in the Plan, shareholders may reinvest their cash dividends in full or in part. Participants may also purchase additional common shares of Peoples by making optional cash investments of $100 or more, up to a maximum of $10,000 for each calendar month. We have modified the name of our existing dividend reinvestment plan to reflect this new feature.

         This prospectus describes and constitutes the Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan. Please read this prospectus carefully and keep it for future reference. If you have any questions about the Plan, please call Shareowner Services, a division of Wells Fargo Bank, N.A., administrator for the Plan (the "Plan Administrator"), at 1-800-468-9716 between 7:00 a.m. and 7:00 p.m., Central Time, on any business day.

         Common shares purchased under the Plan may be purchased from us or purchased for participants in the open market, at our option. The price of the common shares purchased from us will be the average of the official closing sales prices reported on the NASDAQ National Market on the five business days immediately preceding the applicable purchase date for which such prices have been reported. If common shares are purchased in the open market, the price of the common shares will be the weighted average purchase price of the common shares. The official closing price of our common shares on March 21, 2006 was $28.06.

         Shareholders who are currently enrolled in our dividend reinvestment plan will continue to be enrolled in the Plan until they notify the Plan Administrator that they wish to withdraw. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.


                 The date of this prospectus is March 22, 2006.

                                Table of Contents

                                                                        Page No.
Peoples Bancorp Inc.                                                        1
Where You Can Find More Information                                         1
Documents Incorporated by Reference                                         2
Risk Factors                                                                2
Direct Registration                                                         4
Description of the Plan                                                     5
   Purpose                                                                  5
   Advantages to Participants                                               5
   Administration                                                           5
   Eligibility                                                              6
   How to Enroll in the Plan                                                6
   Reinvestment Options                                                     6
   How to Change Your Reinvestment Option                                   7
   Payment of Dividends                                                     7
   Optional Cash Investments                                                7
   Internet Privileges                                                      8
   Telephone Privileges                                                     9
   Purchase Dates                                                           9
   How Common Shares are Purchased for the Plan                            10
   Price of Common Shares Purchased Under the Plan                         10
   Number of Common Shares Purchased for Each Participant                  11
   Costs of Participation                                                  11
   How to Sell Common Shares Held in Your Account                          11
   Reports to Participants                                                 12
   Issuance of Certificates to Participants                                12
   Certificates Held by Participants May be Deposited into the Plan        13
   Transfer of Common Shares Within the Plan                               13
   Effect of the Sale/Transfer of Common Shares Registered in Your Name    13
   Stock Dividends, Stock Splits and Subscription Rights                   14
   Dividend and Voting Rights                                              14
   How to Withdraw from the Plan                                           14
   Death of a Participant                                                  15
   Modification and Termination of the Plan                                15
   Denial or Termination of Participation by Peoples                       15
   Fees Associated with Participation                                      15
   Responsibility of Peoples and the Plan Administrator                    16
   Correspondence Regarding the Plan                                       17
U.S. Federal Income Tax Consequences                                       17
Use of Proceeds                                                            18
Reports to Shareholders                                                    19
Indemnification of Directors and Officers                                  19
Legal Matters                                                              20
Experts                                                                    20

         You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized any other person to provide you with different information. Peoples is not making an offer to sell our common shares in any jurisdiction in which such offer is not permitted. You should not assume that the information in this prospectus or in any prospectus supplement is accurate as of any date other than the date of the document.

         Unless the context requires otherwise, the terms "Peoples," "we," "our" and "us" refer to Peoples Bancorp Inc.

                              PEOPLES BANCORP INC.

         Peoples is a financial holding company organized in 1980, with origins in the Mid-Ohio Valley dating back to 1902. At March 22, 2006, our wholly-owned subsidiaries included Peoples Bank, National Association ("Peoples Bank"), Peoples Investment Company, PEBO Capital Trust I and PEBO Capital Trust II. Peoples Bank also owns Peoples Insurance Agency, Inc. ("Peoples Insurance"), PBNA L.L.C. and Peoples Loan Services, Inc. Peoples Investment Company also owns Peoples Capital Corporation.

         Our primary business activities currently are confined to the financial services industry and are conducted through Peoples Bank, our principal operating subsidiary. Peoples Bank is a full service community bank that makes available an array of financial products and services designed to satisfy its customers' demands. Peoples Bank offers traditional banking products through 48 financial service locations and 34 automated teller machines ("ATMs") in Ohio, West Virginia and Kentucky, as well as through banking by telephone and Internet-based banking. Peoples Bank offers a full range of life, health, property and casualty insurance products through Peoples Insurance. Peoples Bank also makes available other financial services through its Peoples Financial Advisors division, which provides customer-tailored services for fiduciary needs, investment alternatives, financial planning, retirement plans and other asset management needs. Brokerage services are offered exclusively through an unaffiliated registered broker-dealer. Peoples Loan Services, Inc. is operated by Peoples Bank as an asset management subsidiary.

         Peoples Investment Company and Peoples Capital Corporation were formed in 2001 to deploy investable funds and provide new investment opportunities. The primary purpose of Peoples Investment Company is to manage a passive investment portfolio and serve as the holding company for Peoples' capital management subsidiaries. Peoples Capital Corporation manages an active investment portfolio of assets that are either limited or restricted at the bank level.

         Our principal executive office is located at 138 Putnam Street, Marietta, Ohio 45750 and our telephone number is (740) 373-3155. Peoples' Internet website address is www.peoplesbancorp.com.

         Information on the Internet website of Peoples is not part of this prospectus, and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been incorporated by reference into this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The public may read and copy any of our periodic reports, current reports, proxy statements and other information filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by contacting the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC's Internet website at www.sec.gov and at our Internet website at www.peoplesbancorp.com.

         Peoples has filed a registration statement on Form S-3 to register with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), the Peoples common shares to be offered for purchase by participants in the Plan. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement, some parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the registration statement and all amendments and exhibits thereto.

                       DOCUMENTS INCORPORATED BY REFERENCE

         We are "incorporating" certain documents into this prospectus by reference, which means that we are disclosing important information to you by referring you to documents that contain such information. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede the information in this prospectus and information in documents incorporated by reference. We incorporate by reference the documents listed below that we have previously filed with the SEC:

     o our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

     o our Current Reports on Form 8-K filed with the SEC on January 3, 2006, January 18, 2006, January 24, 2006, January 27, 2006 and February 9, 2006; and

     o the description of our common shares contained in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003.

         Later information that we file with the SEC will update and/or supersede this information. We are also incorporating by reference all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the common shares under the Plan.

         We will provide any of the above documents (including any exhibits that are specifically incorporated by reference in them) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request these documents at no cost. Written or telephone requests should be directed to:
Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738, Attention: Charles R. Hunsaker, Esq., (740) 374-6109.

                                  RISK FACTORS

         The following are certain risks that management believes are specific to Peoples' business. This should not be viewed as an all inclusive list or in any particular order.

Changes in Interest Rates May Adversely Affect Peoples' Profitability.
---------------------------------------------------------------------

         Peoples' earnings are dependent to a significant degree on net interest income, which is the amount by which interest income exceeds interest expense. Interest rates are highly sensitive to many factors that are beyond Peoples' control, including general economic conditions and policies of various governmental and regulatory agencies and, in particular, the Board of Governors of the Federal Reserve System. Changes in monetary policy, including changes in interest rates, could influence not only the interest Peoples receives on loans and securities and the amount of interest it pays on deposits and borrowings, but such changes could also affect (i) Peoples' ability to originate loans and obtain deposits, (ii) the fair value of Peoples' financial assets and liabilities, and (iii) the average duration of Peoples' mortgage-backed securities portfolio. If the interest rates paid on deposits and other borrowings increase at a faster rate than the interest rates received on loans and other investments, Peoples' net interest income, and therefore earnings, could be adversely affected. Earnings could also be adversely affected if the interest rates received on loans and other investments fall more quickly than the interest rates paid on deposits and other borrowings.

         Management uses various measures to monitor interest rate risk and believes it has implemented effective asset and liability management strategies to reduce the potential effects of changes in interest rates on Peoples' results of operations. Management also periodically adjusts the mix of assets and liabilities to manage interest rate risk. However, any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on Peoples' financial condition and results of operations.

Peoples' Exposure to Credit Risk Could Adversely Affect Peoples' Earnings and Financial Condition.
-----------------------------------------------------------------------------

         There are certain risks inherent in making loans. These risks include interest rate changes over the time period in which loans may be repaid, risks resulting from changes in the economy, risks inherent in dealing with borrowers and, in the case of loans secured by collateral, risks resulting from uncertainties about the future value of the collateral.

         Commercial and commercial real estate loans comprise a significant portion of Peoples' loan portfolio. Commercial loans generally are viewed as having a higher credit risk than residential real estate or consumer loans because they usually involve larger loan balances to a single borrower and are more susceptible to a risk of default during an economic downturn. Since Peoples' loan portfolio contains a significant number of commercial and commercial real estate loans, the deterioration of one or a few of these loans could cause a significant increase in non-performing loans, and ultimately could have a material adverse effect on Peoples' earnings and financial condition.

Peoples' Allowance for Loan Losses May be Insufficient.
-------------------------------------------------------

         Peoples maintains an allowance for loan losses in an attempt to provide for probable loan losses based on management's quarterly analysis of the loan portfolio. There can be no assurance on the timing or amount of actual loan losses or that charge-offs in future periods will not exceed the allowance for loan losses. In addition, federal and state regulators periodically review Peoples' allowance for loan losses as part of their examination process and may require management to increase the allowance or recognize further loan charge-offs based on judgments different than those of management. Any increase in the provision for loan losses would decrease Peoples' pretax and net income.

Adverse Economic Conditions May Adversely Impact Peoples' Results of Operations.
-------------------------------------------------------------------------------

         Peoples' success depends primarily on the general economic conditions in the specific local markets in which it operates. The local economies of Peoples' market area historically have been less robust than the economy of the nation as a whole and are not subject to the same fluctuations as the national economy. Adverse economic conditions in Peoples' market area, including the loss of certain significant employers, could reduce Peoples' growth rate, affect its borrowers' ability to repay their loans and generally affect Peoples' financial condition and results of operations. Furthermore, a downturn in real estate values in Peoples' market area could cause many of its loans to become inadequately collateralized.

The Financial Services Industry is Very Competitive.
----------------------------------------------------

         Peoples experiences significant competition in originating loans, principally from other commercial banks, savings associations and credit unions. Several of Peoples' competitors have greater resources, larger branch systems and a wider array of banking services. This competition could reduce Peoples' net income by decreasing the number and size of loans that it originates and the interest rates it may charge on these loans. If Peoples is unable to compete effectively, Peoples will lose market share and income from deposits, loans and other products may be reduced.

Peoples' Ability to Pay Dividends is Limited.
---------------------------------------------

         Peoples is a separate and distinct legal entity from its subsidiaries. Peoples receives nearly all of its revenue from dividends from Peoples Bank, which are limited by federal banking laws and regulations. These dividends also serve as the primary source of funds to pay dividends on Peoples' common shares and interest and principal on Peoples' debt. The inability of Peoples Bank to pay sufficient dividends to Peoples could have a material, adverse effect on Peoples' business. During 2006, only Peoples Bank's retained net profits of 2006 through the dividend date will be available for distribution to Peoples as dividends without regulatory approval.

Government Regulation Significantly Affects Our Business.
---------------------------------------------------------

         The banking industry is heavily regulated under both federal and state law. Peoples is subject to regulation and supervision by the Federal Reserve Board, and Peoples Bank is subject to regulation and supervision by the Office of the Comptroller of the Currency. These regulations are primarily intended to protect depositors and the federal deposit insurance funds, not Peoples' shareholders. Peoples' non-bank subsidiaries are also subject to the supervision of the Federal Reserve Board, in addition to other regulatory and self-regulatory agencies including the Securities and Exchange Commission and state securities and insurance regulators. Regulations affecting banks and financial services businesses are undergoing continuous change, and management cannot predict the effect of those changes. Regulations and laws may be modified at any time, and new legislation may be enacted that affects Peoples and its subsidiaries. Any modifications or new laws could adversely affect Peoples' business.

Peoples and its Subsidiaries are Subject to Examinations and Challenges by Tax Authorities.
------------------------------------------------------------------------------

         In the normal course of business, Peoples and its subsidiaries are routinely subject to examinations and challenges from federal and state tax authorities regarding positions taken in their tax returns. State tax authorities have become increasingly aggressive in challenging tax positions taken by financial institutions, especially those positions relating to tax compliance and calculation of taxes subject to apportionment. Any challenge or examination by a tax authority may result in adjustments to the timing or amount of taxable income or deductions or the allocation of income among tax jurisdictions. While management believes it has taken appropriate positions on the tax returns filed, any examination or challenge made that is resolved in our favor could have a material adverse effect on Peoples' financial consolidation and results of operation.

         Peoples Bank is currently undergoing an examination by the Ohio Department of Taxation of its 2002 Ohio Corporation Franchise Tax Reports. Management has agreed to a one-year extension of the statute of limitations for the 2002 year. However, the administrative process is not yet complete and Peoples Bank has not received a notice of any proposed adjustment. Due to the fact the Ohio Department of Taxation is in the early stages of its administrative process, management cannot accurately make an estimate of potential exposure, if any, although no assurance can be given that the ultimate outcome of this examination will not have a material impact on Peoples' financial condition and results of operation.

Anti-Takeover Provisions May Delay or Prevent an Acquisition or Change in Control by a Third Party.
-------------------------------------------------------------------------

         Provisions in the Ohio General Corporation Law and Peoples' amended articles of incorporation and code of regulations, including a staggered board and a supermajority vote requirement for significant corporate changes, could discourage potential takeover attempts and make attempts by shareholders to remove Peoples' board of directors and management more difficult. These provisions may also have the effect of delaying or preventing a transaction or change in control that might be in the best interests of Peoples' shareholders.


                               DIRECT REGISTRATION

         Peoples is a participant in the Direct Registration System ("direct registration"). Direct registration is a method of recording common shares in book-entry form. Direct registration means that your common shares are registered in your name, on the books of Peoples, without the need for physical certificates and are held separately from any Plan common shares you may own. Common shares held in direct registration have all the traditional rights and privileges of common shares held in certificate form. With direct registration you can:

     o    Eliminate the risk and cost of storing certificates in a secure place;

     o Eliminate the cost associated with replacing lost, stolen or destroyed certificates; and

     o    Move common shares electronically to your broker.

         Any future transactions in common shares will be issued to direct registration rather than as physical certificates unless you specify otherwise. You may convert any certificate(s) for common shares you are currently holding into direct registration by sending the certificate(s) to Shareowner Services with a request to deposit them to your direct registration account. There is no cost to you for this custodial service and by doing so, you will be relieved of the responsibility for loss or theft of your certificate(s). Your certificate(s) should not be endorsed, and we recommend sending your certificate(s) by registered or certified mail, return receipt requested, and insuring them for at least 3% of the then current market value.

         You may choose to have a portion or all of your full direct registration common shares delivered directly to your broker by contacting your broker. When using your broker to facilitate a common share movement, please provide your broker with a copy of your direct registration account statement.

                             DESCRIPTION OF THE PLAN

Purpose
-------

         The Plan provides our shareholders with a convenient and economical method of purchasing additional common shares. Shareholders may reinvest their cash dividends in common shares without paying any brokerage commissions, service charges or other expenses in connection with the purchase. The Plan also permits our shareholders to make optional cash investments of $100 or more, up to a maximum of $10,000 for each calendar month, for investment in common shares. Common shares purchased under the Plan may be purchased from us in the form of treasury shares or authorized but unissued common shares or purchased for participants in the open market, at our option. We will use any funds received from common shares purchased from us for general corporate purposes. We will receive no proceeds from purchases on behalf of the Plan of common shares in the open market.

Advantages to Participants
--------------------------

         A participant in the Plan who authorizes reinvestment of dividends will have automatically reinvested in common shares the designated percentage of the cash dividends paid on the common shares held in his or her name and all of the cash dividends on the common shares held in his or her account under the Plan. There are no brokerage commissions or service charges payable by you in connection with purchases under the Plan through the reinvestment of dividends. Full reinvestment of dividends is possible because the Plan permits fractional common shares to be credited to participants' accounts. In addition, cash dividends paid on whole and fractional common shares credited to a participant's account under the Plan are reinvested in the same manner.
See "REINVESTMENT OPTIONS" and "HOW TO CHANGE YOUR REINVESTMENT OPTION."

         Participants in the Plan will have the opportunity to make optional cash investments through the Plan of $100 or more, up to a maximum of $10,000 for each calendar month, to be invested in common shares. See "OPTIONAL CASH INVESTMENTS."

         Participants can avoid the inconvenience, risk and expense of safekeeping certificates for the common shares credited to their accounts under the Plan. Account statements are furnished to participants to provide simplified recordkeeping. See "CERTIFICATES HELD BY PARTICIPANTS MAY BE DEPOSITED INTO THE PLAN."

Administration
--------------

         Shareowner Services, a division of Wells Fargo Bank, N.A. and the registrar and transfer agent for our common shares, will administer the Plan, keep records, send account statements to participants and perform other duties relating to the Plan. It is anticipated that most of the common shares purchased for participants under the Plan will be purchased from Peoples in the form of treasury shares or authorized but unissued common shares. Common shares purchased in the open market will be purchased by independent agents selected by the Plan Administrator and the Plan Administrator will forward participants' funds to such independent agents for open market purchases. We may not, nor may any of our affiliates or the Plan Administrator, exercise any direct or indirect control or influence over the times when, or the prices at which, these independent agents may purchase common shares for the Plan, the amount of common shares to be purchased, or the manner in which common shares are to be purchased.

Eligibility
-----------

         All of our record shareholders are eligible to participate in the Plan. HOWEVER, REGULATIONS IN CERTAIN COUNTRIES MAY LIMIT OR PROHIBIT PARTICIPATION IN THIS TYPE OF PLAN. ACCORDINGLY, PERSONS RESIDING OUTSIDE THE UNITED STATES WHO WISH TO PARTICIPATE IN THE PLAN SHOULD FIRST DETERMINE WHETHER THEY ARE SUBJECT TO ANY GOVERNMENTAL REGULATIONS PROHIBITING THEIR PARTICIPATION.

         If you beneficially own common shares which are registered in the name of a bank, broker, dealer or other nominee, in order to participate in the Plan, you must become a shareholder of record by having some or all of your common shares transferred into your name.

How to Enroll in the Plan
-------------------------

         Shareholders currently enrolled in our dividend reinvestment plan will continue to be enrolled in the Plan until they notify the Plan Administrator that they wish to withdraw. If you are not already enrolled in our dividend reinvestment plan, you may join the Plan by completing and signing an Authorization for Automatic Dividend Reinvestment Plan form and returning it to the Plan Administrator or by completing the online enrollment process (see "INTERNET PRIVILEGES"). Once enrolled in the Plan, you will continue to be enrolled without further action, unless you give notice to the Plan Administrator that you wish to withdraw.

Reinvestment Options
--------------------

         Eligible shareholders have the option to automatically reinvest all or some of the cash dividends paid on the common shares registered in their names. The percentage of reinvestment desired should be specified on your Authorization for Automatic Dividend Reinvestment Plan form. Once you have selected the percentage of cash dividends to be reinvested, that percentage will remain in effect until you change your election. Therefore, any increase or decrease in the number of common shares registered in your name will result in an increase or decrease in the amount of cash dividends reinvested under the Plan, unless your election is changed accordingly. The reinvestment option you elect will apply to all of the Peoples common shares registered in your name -- whether held in certificate form or in direct registration. All cash dividends paid on all of the common shares credited to your account under the Plan will be reinvested.

         FULL DIVIDEND REINVESTMENT -- All cash dividends paid on common shares held in physical certificate form or in direct registration registered in your name on the records of Peoples and all cash dividends paid on all common shares credited to your account under the Plan will be used to purchase additional common shares. You will not receive cash dividends from us; instead, the dividends will be reinvested.

         PARTIAL DIVIDEND REINVESTMENT -- All cash dividends paid on a percentage (chosen by you) of the common shares registered in your name - whether held in certificate form or in direct registration - and all cash dividends paid on all of the common shares credited to your account under the Plan will be used to purchase additional common shares. You may elect percentages from 10% to 90%, in increments of 10%. If you elect partial dividend reinvestment, the cash dividends paid on those common shares not subject to dividend reinvestment, will be paid to you either by check from Peoples or by direct deposit to your financial institution, when the dividends are declared and paid.

         PAYMENT OF CASH DIVIDENDS -- All cash dividends paid on common shares held in physical certificate form or in direct registration registered in your name on the records of Peoples will be paid to you either by check from Peoples or by direct deposit to your financial institution, when dividends are declared and paid. All cash dividends paid on all of the common shares credited to your account under the Plan will be used to purchase additional common shares under the Plan.

         DIRECT DEPOSIT OF DIVIDENDS -- You can have your cash dividends not being reinvested transferred directly to your financial institution for deposit. For electronic direct deposit of cash dividends, you should contact the Plan Administrator to request a Direct Deposit of Dividends Authorization form, complete the form, and return the form to the Plan Administrator. Be sure to include a voided blank check for a checking account or a voided blank savings deposit slip for a savings account. If your common shares are jointly owned, all owners must sign the form.

How to Change Your Reinvestment Option
--------------------------------------

         You may change your reinvestment option at any time by going online (see "INTERNET PRIVILEGES"), calling the Plan Administrator (see "Telephone Privileges") or sending written notice to the Plan Administrator by mail or by fax (see "CORRESPONDENCE REGARDING THE PLAN"). Notices received on or before a dividend record date will be effective for that cash dividend. Notices received after a dividend record date will not be effective until after that cash dividend has been paid.

Payment of Dividends
--------------------

         Historically, Peoples has paid dividends on the first business day of January, April, July and October to shareholders of record on the 15th day of the immediately preceding month. The dividend record date and the dividend payment date may change in the future. If your Authorization for Automatic Dividend Reinvestment Plan form is received by the Plan Administrator prior to a dividend record date, the reinvestment of your cash dividends will begin with the payment of that dividend. If your Authorization for Automatic Dividend Reinvestment Plan form is received after the dividend record date, that dividend will be paid to you in cash and your next dividend payment will be reinvested under the Plan.

         The payment of dividends on Peoples common shares is at the discretion of our Board of Directors. There is no guarantee that Peoples will pay dividends in the future. The timing and amount of future dividends, if any, will depend upon our earnings, cash requirements, the financial condition of Peoples and our subsidiaries, applicable government regulations and such other factors as our Board of Directors may deem relevant.

Optional Cash Investments
-------------------------

         Participants may invest in common shares under the Plan by making optional cash investments (the "Optional Cash Investments"). The minimum Optional Cash Investment is $100, and a participant's Optional Cash Investments may not exceed $10,000 per calendar month.

         As in the case of purchases of common shares made through the reinvestment of cash dividends, participants will not incur any brokerage commissions in connection with common shares purchased with Optional Cash Investments. However, there is a service charge of $3.00 for each Optional Cash Investment made by check and a service charge of $1.00 for each Optional Cash Investment made by an automatic monthly withdrawal request. See "FEES ASSOCIATED WITH PARTICIPATION." Participants in the Plan have no obligation to make Optional Cash Investments, and may cease or resume making Optional Cash Investments at any time, subject to the terms of the Plan.

         CHECK. You may make an initial Optional Cash Investment by enclosing a check with the Authorization for Automatic Dividend Reinvestment Plan form when enrolling. Thereafter, Optional Cash Investments may be made by forwarding a check to the Plan Administrator together with a Transaction Request form. All checks for Optional Cash Investments must be made payable to "Shareowner Services" in United States funds drawn on a United States financial institution. The Plan Administrator must receive your payment at least one business day prior to a purchase date. See "Purchase Dates." Otherwise, the Optional Cash Investments will be held by the Plan Administrator and invested on the next purchase date.

         AUTOMATIC MONTHLY WITHDRAWALS. You may also make Optional Cash Investments by automatic monthly withdrawals from a designated United States checking or savings account at a qualified financial institution. Your account will be debited on the 25th day of each month or, if that day is not a business day, the next business day after will be the date your account is debited. The funds will be invested on the next purchase date occurring after the date your checking or savings account is debited. To authorize automatic monthly withdrawals, complete the Automatic Monthly Withdrawal and Optional Cash Investment form included on the reverse side of the Authorization for Automatic Dividend Reinvestment Plan form and return it to the Plan Administrator with a voided blank check for a checking account or a voided blank deposit slip for a savings account. If you have established automated privileges, you may also authorize automatic monthly withdrawals online. You can change the amount of your monthly withdrawal or stop your monthly withdrawal altogether by completing a Transaction Request form included on your account statement (the "Transaction Request form") and returning it to the Plan Administrator or, if you have established automated privileges, by going online or by contacting the Plan Administrator by phone. A change or termination request must be received by the Plan Administrator at least 15 business days prior to a purchase date for the change to be effective for that purchase date.

         Please see "PURCHASE DATES" for a discussion of purchase dates.

         You should transmit Optional Cash Investment checks so as to reach the Plan Administrator shortly before a purchase date. DO NOT SEND CASH. You may obtain the return of any Optional Cash Investment upon request received by the Plan Administrator on or before the second business day prior to the purchase date on which it is to be invested.

         No interest is paid on your Optional Cash Investments pending the purchase of common shares. If any Optional Cash Investment - whether by check or automatic monthly withdrawal - is returned for any reason, the Plan Administrator will remove from your account any common shares purchased upon prior credit of such funds, and will sell these common shares. The Plan Administrator may sell other common shares in the account to cover a returned funds fee for each Optional Cash Investment returned unpaid for any reason and may sell additional common shares as necessary to cover any market loss incurred by the Plan Administrator.

         During the period that an Optional Cash Investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments. For purposes of the Plan, "Permitted Investments" will mean any money market mutual funds registered under the Investment Company Act of 1940, as amended (including those of an affiliate of the Plan Administrator or for which the Plan Administrator or any of its affiliates provides management, advisory or other services) consisting entirely of (i) direct obligations of the United States of America; or (ii) obligations fully guaranteed by the United States of America. The risk of any loss from such Permitted Investments will be the responsibility of the Plan Administrator. Investment income from such Permitted Investments will be retained by the Plan Administrator.

Internet Privileges
-------------------

         You may access your shareholder account information, enroll in the Plan, and perform certain transactions via the Internet. For shareholders of record, to activate your account online and establish your personal identification number (PIN), you will need your 10-digit account number (which is listed on your dividend check or your Plan account statement), your social security or tax identification number, your e-mail address, and the name of the corporation whose common shares you own -- i.e., Peoples Bancorp Inc.

         To activate your account online, go to www.shareowneronline.com and click "FIRST TIME VISITOR SIGN UP." Then, simply follow the instructions found on the "FIRST TIME VISITOR NEW MEMBER REGISTRATION" page. Once you have successfully activated your account online, you will receive an e-mail notifying you that your account information is available, usually the next business day.

         Once you have activated your account online, you can also perform the following transactions online:

     o enroll in the Plan or change your dividend reinvestment option (for example, from full to partial reinvestment);

     o    authorize, change the amount of or stop automatic monthly withdrawals;
          o sell some or all of the common shares credited to your account under the Plan if the then current market value of the common shares to be sold is $25,000 or less (if the market value of the common shares to be sold is greater than $25,000, the request must be submitted to the Plan Administrator in writing); or

     o    terminate your participation in the Plan.

         Certain restrictions may apply. If you have any questions concerning your Internet privileges, please contact the Plan Administrator.

Telephone Privileges
--------------------

         If you have established automated privileges for your account, you can perform the following transactions by calling the Plan Administrator:

     o sell some or all of the common shares credited to your account under the Plan if the then current market value of the common shares to be sold is $25,000 or less (if the market value of the common shares to be sold is greater than $25,000, the request must be submitted to the Plan Administrator in writing);

     o change your dividend reinvestment option (for example, from full to partial reinvestment);

     o    change the amount of or stop automatic monthly withdrawals;

     o request a physical certificate for some or all of the whole common shares credited to your account under the Plan, but only if the then current market value of the common shares for which a certificate is to be issued is $50,000 or less (if the market value of the common shares for which a certificate is to be issued is greater than $50,000, the request must be submitted to the Plan Administrator in writing); or

     o    terminate your participation in the Plan.

         To establish automated privileges, please contact the Plan Administrator and request an Automated Request Authorization form.

Purchase Dates
--------------

         DIVIDEND REINVESTMENT. Common shares purchased from us will be purchased with reinvested dividends as of the date our quarterly dividend is payable. If common shares are purchased in the open market, the independent agent used by the Plan Administrator for the Plan will begin making purchases of common shares for participants on each applicable quarterly dividend payment date. The independent agent will purchase common shares as soon as practicable, and in no event more than five business days, after the applicable purchase date. If a dividend payment date falls on a date when there is no trading, the purchase date will be the next trading date. If common shares are not purchased within 30 days after a dividend payment date, the Plan Administrator will mail you a check in the amount of your unapplied cash dividends, without interest.

         OPTIONAL CASH INVESTMENTS. Common shares are purchased with Optional Cash Investments on (i) the first business day of each month or, if the NASDAQ National Market is not open on the first business day of a particular month, the next business day the NASDAQ National Market is open, or (ii) in any month in which a cash dividend is paid, the quarterly dividend payment date or, if NASDAQ National Market is not open on the quarterly dividend payment date, the next business day the NASDAQ National Market is open. If common shares are purchased on the open market, the independent agent used by the Plan Administrator for the Plan will begin making purchases for participants on the applicable purchase date. The independent agent will purchase common shares as soon as practicable, and in no event more than five business days, after the applicable purchase date. If common shares are not purchased within 30 days after receipt of any Optional Cash Investments, the Plan Administrator will mail you a check in the amount of your unapplied Optional Cash Investments, without interest.

         Common shares are purchased and sold for the Plan on specified dates or during specified periods. As a result, you do not have any control over the price at which common shares are purchased or sold for your account, and you may pay a higher purchase price or receive a lower sales price than if you had purchased or sold the common shares outside the Plan. You bear the risk of fluctuations in the price of Peoples common shares. No interest is paid on funds held by the Plan Administrator pending investment. All Optional Cash Investments are subject to collection by the Plan Administrator of the full value in United States funds.

How Common Shares are Purchased for the Plan
--------------------------------------------

         As and when dividends are paid on our common shares, we will promptly make available to the Plan Administrator your designated percentage (if any) of the cash dividends payable on your common shares held of record - whether held in certificate form or in direct registration - and all of the cash dividends payable on the common shares credited to your account under the Plan, in each case subject to any applicable tax withholding requirements.

         On each purchase date, we will make common shares available for purchase under the Plan from authorized but unissued common shares or treasury shares. Alternatively, we may choose, in our sole discretion, to have common shares purchased for participants in the Plan in the open market. We may not change our determination as to the source of the common shares to be purchased under the Plan (i.e., from us or in the open market) more than once in any three-month period.

         If at any time we decide not to make common shares available for purchase from us by the Plan and the Plan Administrator is unable to purchase common shares in the open market (by reason of the operation of applicable laws, the closing of the securities markets or any other temporary curtailment or suspension of open market purchases), we will not have any liability to you arising out of the inability to make purchases at such time. In any case, if common shares are not purchased within 30 days after a dividend payment date or receipt of an Optional Cash Investment, as appropriate, the Plan Administrator will mail you a check in the amount of your unapplied cash dividends or your unapplied Optional Cash Investment, without interest.

Price of Common Shares Purchased Under the Plan
-----------------------------------------------

         The price of all common shares purchased with reinvested cash dividends and Optional Cash Investments, whether purchased from us or purchased for participants in the Plan in the open market, will be based on the price of the common shares reported on the NASDAQ National Market. The price of common shares purchased from us will be the average of the closing sales prices reported on the NASDAQ National Market on the five business days immediately preceding the applicable purchase date for which such prices have been reported. The price of common shares purchased for participants in the Plan in the open market will be the weighted average purchase price of all common shares purchased for that purchase date.
         The Plan Administrator may commingle your funds with those of other participants for purposes of forwarding purchase orders to the independent agent. Also, the Plan Administrator may offset purchase and sale orders for the same purchase date, forwarding to the independent agent the net purchase or sale requirement. Because the prices at which common shares are purchased under the Plan are beyond your control, you may lose any advantage otherwise available from being able to select the timing of your investment.

Number of Common Shares Purchased for Each Participant
------------------------------------------------------

         Common shares purchased with reinvested cash dividends and Optional Cash Investments will be allocated by the Plan Administrator among the accounts of all participants in the Plan. The number of common shares that will be allocated to your account under the Plan following any purchase date will depend on the amount of your cash dividends and/or Optional Cash Investments available for investment on such date and the purchase price for the common shares. Your account will be credited with the number of common shares (including any fractional common share computed to three decimal places) that results from dividing the total cash dividends and/or Optional Cash Investments to be invested by the applicable purchase price.

Costs of Participation
----------------------

         We will pay most costs of administering the Plan. You will incur no brokerage commissions for purchases made through the Plan. In addition, you will incur no service charges for purchases made through the reinvestment of cash dividends. However, you will be charged a fee of $3.00 for each Optional Cash Investment made by check and a fee of $1.00 for each Optional Cash Investment made by an automatic monthly withdrawal request. See "FEES ASSOCIATED WITH PARTICIPATION." If you request that the common shares credited to your account under the Plan be sold on the open market, you must pay all applicable brokerage commissions and service charges related to the sale transaction. See "FEES ASSOCIATED WITH PARTICIPATION."

How to Sell Common Shares Held in Your Account
----------------------------------------------

         You may request that any or all of the common shares credited to your account under the Plan be sold by submitting the appropriate information on a Transaction Request form or by submitting a written request to the Plan Administrator. If the current market value of the common shares you want to sell is $25,000 or less, and you have previously established automated privileges, you can sell the common shares online (see "INTERNET PRIVILEGES") or by contacting the Plan Administrator by phone (see "TELEPHONE PRIVILEGES").

     o The Plan Administrator may match or offset your sale order against one or more purchase orders of other Plan participants. If your sale order is offset against purchase orders, your sale proceeds are based on the weighted average price at which the net purchase order is filled.

     o If the Plan Administrator does not offset your order, the independent agent used by the Plan Administrator for the Plan executes the order on your behalf in the open market or in a negotiated transaction. The independent agent may sell Plan common shares to Peoples. If the independent agent executes your order in the open market or in a negotiated transaction, the proceeds are based on the weighted average price at which the common shares are sold.


         After settlement of the sale, the Plan Administrator will send you a check for the proceeds of the sale, net of brokerage commissions and service charges charged by the Plan Administrator or if you choose, you may have your proceeds, minus brokerage commissions and service charges, directly deposited to your financial institution account. See "FEES ASSOCIATED WITH PARTICIPATION."

         If you submit a Transaction Request form to sell all or part of the common shares credited to your account under the Plan, and you request the net proceeds to be automatically deposited to a checking or savings account at your financial institution, you must provide a voided blank check for a checking account or a voided blank savings deposit slip for a savings account. If you are unable to provide a voided check or deposit slip, your signature on the Transaction Request form must be medallion guaranteed by an eligible guarantor institution. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be honored and a check for the net proceeds will be issued to you.

         Selling participants should be aware that the price of Peoples common shares may fall or rise during the period between your submitting a request for sale, its receipt by the Plan Administrator, and the ultimate sale. You should evaluate these possibilities while deciding whether and when to sell any common shares credited to your account under the Plan. The Price Risk Will be Borne Solely by You. You Cannot Revoke Your Request Once It is Made.

         The Plan Administrator will make every effort to process your sale order on the business day next following receipt of your properly completed request (sale requests involving multiple transactions may experience a delay). The Plan Administrator will not be liable for any claim arising out of failure to sell common shares on a certain date or at a specific price. THIS RISK SHOULD BE EVALUATED BY YOU AND IS A RISK THAT IS BORNE SOLELY BY YOU.

Reports to Participants
-----------------------

         After each purchase of common shares for your account under the Plan, the Plan Administrator will mail you an account statement showing the amount of cash dividends and/or Optional Cash Investments invested, the purchase price and the number of common shares purchased, the amount of any service charges related to the purchase and comparable information for the year to date. After each sale of common shares for your account under the Plan, the Plan Administrator will mail you a statement showing the number of common shares sold, the sale price, the amount of any brokerage commissions and service charges related to the sale, and comparable information for the year to date. THESE STATEMENTS ARE YOUR RECORD OF THE COSTS OF THE PURCHASES AND THE COSTS AND NET PROCEEDS OF THE SALES OF COMMON SHARES MADE FOR YOUR ACCOUNT UNDER THE PLAN AND SHOULD BE RETAINED FOR INCOME TAX PURPOSES. The Plan Administrator will also send you an account statement after any transfer or withdrawal of common shares from the Plan. The Plan Administrator may impose a fee if it is required to supply prior year duplicate statements.

         In addition, you will receive the most current prospectus for the Plan and all communications sent to our shareholders, including our quarterly reports and annual reports to shareholders, notices of meetings of shareholders, proxy statements and Internal Revenue Service information for reporting dividend income.

Issuance of Certificates to Participants
----------------------------------------

         The number of common shares credited to your account under the Plan will be shown on your account statement. Common shares purchased under the Plan for your account will be registered in the name of the Plan Administrator or one of its nominees. Physical certificates for such common shares will not be issued to you unless requested. This custodial service will help protect you against the risk of loss, theft or destruction of the certificates.

         Certificates for any number of whole common shares credited to your account under the Plan will be issued at any time upon your request to the Plan Administrator. Any remaining whole and fractional common shares will continue to be credited to your account under the Plan. Certificates for fractional common shares will not be issued under any circumstances. You will receive a cash payment in lieu of any fractional common share credited to your account if you withdraw from the Plan. Your account under the Plan will be maintained in the name in which your common shares were registered at the time you enrolled in the Plan. Certificates issued at your request will be similarly registered, and dividends paid on common shares represented by such certificates will continue to be reinvested in accordance with your reinvestment election under the Plan.

         Common shares credited to your account under the Plan may not be pledged. If you wish to pledge your common shares, you must request that a certificate for the common shares be issued in your name.

Certificates Held by Participants May Be Deposited into the Plan
----------------------------------------------------------------

         You may deposit common shares presently registered in your name (and evidenced by physical certificates) into the Plan. Depositing common shares into the Plan will enable you to receive one account statement showing your total ownership of common shares and eliminate any expense or inconvenience related to safekeeping your common shares in physical certificate form. In order to deposit common shares into the Plan, you must send your certificate(s) to the Plan Administrator with a properly completed Authorization for Automatic Dividend Reinvestment Plan form or Transaction Request form. Common shares represented by certificates deposited with the Plan Administrator are credited to your account and thereafter are treated as if acquired under the Plan. All cash dividends paid on these common shares will be used to purchase additional common shares under the Plan. You are responsible for maintaining your own records of the cost basis of certificated common shares deposited with the Plan Administrator. If your common shares are registered in street or other nominee name, you may be able to electronically transfer these common shares from your existing account to an account under the Plan.

         Because you bear the risk of loss when sending certificates through the mail, we strongly suggest that you send them by registered or certified mail, return receipt requested, and insure them for at least 3% of the then current market value. Please do not endorse the certificates.

Transfer of Common Shares Within the Plan
-----------------------------------------

         You can transfer the common shares held in your account under the Plan to a Plan account of another person, subject to compliance with any applicable laws. If the person to whom the common shares are gifted or transferred is not a participant in the Plan, the Plan Administrator will automatically open an account for the person and enroll him or her in the Plan. To do this, simply execute an Irrevocable Stock Power form and return it to the Plan Administrator. Requests for transfer are subject to the same requirements as for the transfer of common shares evidenced by physical certificates, including the requirement that your signature be medallion guaranteed by an eligible guarantor institution. Irrevocable Stock Power forms are available upon request from the Plan Administrator.

         Common shares transferred by you to another person will continue to be held by the Plan Administrator under the Plan. If the transferee is not already a participant in the Plan, you may make a reinvestment election for the transferee at the time of the transfer. If no reinvestment election is made, all dividends on common shares transferred to the transferee's account under the Plan will be reinvested under the terms of the Plan.

         Each transferee will receive a statement showing the number of common shares transferred to, and held in, the transferee's account under the Plan.

         If you request to transfer all of the common shares in your account under the Plan between a dividend record date and a dividend payment date, your transfer request will be processed; however, your participation in the Plan will not be terminated. You may receive additional dividend reinvestment common shares which will require you to submit a written request to transfer the additional common shares.

Effect of the Sale/Transfer of Common Shares Registered in Your Name
--------------------------------------------------------------------

         If you sell or transfer all of the common shares registered in your name (whether held in certificate form or in direct registration), dividends on the common shares credited to your account under the Plan will continue to be reinvested, until you notify the Plan Administrator that you wish to withdraw from the Plan. However, if you then hold less than one whole common share in the Plan, your participation in the Plan may be automatically terminated and the Plan Administrator will make a cash payment to you for the remaining fractional common share based on the then current market price.

Stock Dividends, Stock Splits and Subscription Rights
-----------------------------------------------------

         Any stock dividends or stock splits (including fractional common shares) distributed on common shares credited to your account under the Plan will be added to your account. Stock dividends or stock splits issued with respect to your certificated or direct registration common shares are handled in the same manner as for shareholders who are not participating in the Plan. The aggregate number of common shares offered under the Plan, and indicated on the cover page of this prospectus, will not be adjusted to reflect stock dividends or stock splits. Cash dividends paid on the common shares issued as stock dividends or stock splits are processed in accordance with your dividend reinvestment option then in effect.

         If we make available to our shareholders rights to subscribe to additional common shares, debentures or other securities, the whole common shares held for you under the Plan will be added to the other common shares held by you in calculating the number of rights to be offered to you.

         If you send a notice of termination or a request to sell to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to your account under the Plan.

Dividend and Voting Rights
--------------------------

         Dividend and voting rights related to common shares purchased under the Plan commence upon settlement of the transaction, which normally is three business days after purchase. Common shares purchased on or within two business days prior to a dividend record date are considered "ex-dividend" and therefore not entitled to payment of that dividend.

         You will direct how the common shares held in your account under the Plan are voted. For each meeting of our shareholders, you will receive a proxy card which will enable you to vote all of the common shares registered in your own name and all of the common shares credited to your account under the Plan (including fractional common shares calculated to three decimal places) as of the record date for the meeting. Common shares held under the Plan may also be voted in person at the meeting in the same manner as common shares registered in your own name.

How to Withdraw from the Plan
-----------------------------

         You may terminate your participation in the Plan at any time by completing and returning a Transaction Request form or by sending a written request to the Plan Administrator that includes the name of the plan - Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan - and your account number. If you have previously established automated privileges, you can terminate your participation in the Plan by contacting the Plan Administrator by telephone or via the Internet. If you have authorized automatic monthly withdrawals, the Plan Administrator must receive your request at least 15 business days before the next scheduled purchase date to ensure that the request is effective for that purchase date. If your request to withdraw from the Plan is received on or after a dividend record date, but before the dividend payment date, your withdrawal will be processed as soon as practicable, and a separate dividend check will be mailed to you. Future dividends will be paid in cash, unless you re-enroll in the Plan.

         Upon termination of your participation in the Plan, unless you request on a Transaction Request form that some or all of the common shares credited to your account under the Plan be sold, the Plan Administrator will convert the full common shares credited to your account into direct registration and issue you a check, minus brokerage commissions and service charges, for any fractional common shares. If you request on the Transaction Request form, the independent agent used by the Plan Administrator for the Plan will sell some or all of the common shares credited to your account under the Plan on your behalf. After settlement of the sale, the Plan Administrator will send you a check in the amount of the net proceeds of the sale (plus the market value of any fractional common shares) and convert any whole common shares not sold into direct registration.

         When submitting written instructions to the Plan Administrator, all registered owners must sign as their name(s) appear on their account.

         After termination, you can re-enroll in the Plan online or by submitting a new Authorization for Automatic Dividend Reinvestment Plan form and complying with all other enrollment procedures. To minimize unnecessary Plan administrative costs and to encourage use of the Plan as a long-term investment vehicle, Peoples reserves the right to deny participation in the Plan to previous participants who Peoples or the Plan Administrator believes have been excessive in their enrollment and termination.

Death of a Participant
----------------------

         If you die, your account under the Plan will continue and dividends and automatic monthly withdrawals you have authorized will continue to be reinvested until the Plan Administrator receives instructions from a duly authorized representative of your estate. In addition, if the Plan Administrator is notified by your financial institution that your checking or savings account has been closed or that no more automatic withdrawals should occur, the automatic monthly withdrawals from your account will be discontinued. Please contact the Plan Administrator for additional information and assistance.

Modification and Termination of the Plan
----------------------------------------

         We reserve the right to modify, suspend or terminate the Plan at any time. You will receive notice of any such action. Any such modification, suspension or termination will not affect any previously executed transactions. We also reserve the right to adopt, and from time to time change, such administrative rules and regulations as may be desirable or appropriate for the administration of the Plan.

Denial or Termination of Participation by Peoples
-------------------------------------------------

         The Plan Administrator may terminate your participation in the Plan if you do not own at least one full common share in your name or held through the Plan. Peoples also reserves the right to deny, modify, suspend or terminate participation in the Plan by otherwise eligible persons to the extent Peoples deems it advisable or necessary in its discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. If your participation in the Plan is terminated, you will have all whole common shares converted to direct registration and receive a cash payment, less any applicable brokerage commissions and service charges, for any fractional common shares, credited to your account as of the date of termination.


Fees Associated with Participation
         Issuance of Certificate(s)                                                 Paid by Peoples
         Deposit of Certificate(s)                                                  Paid by Peoples
         Gift or Other Transfer of Common Shares Within the Plan                    Paid by Peoples
         Dividend Reinvestment Fees
           o      Service charge                                                    Paid by Peoples
           o      Brokerage commission, if any, related to purchase                 Paid by Peoples
         Optional Cash Investment Fees
           o      Service charge
                  -  By check                                                       $3.00 per check
                  -  By automatic monthly withdrawal                                $1.00 per request
           o      Brokerage commission, if any, related to purchase                 Paid by Peoples
         Sale Fees
           o      Service charge                                                    $15.00 per transaction
           o      Brokerage commission related to sale                              $0.10 per share
         Returned Checks and Rejected Automatic Withdrawals                         $25.00 per item
         Prior Year Duplicate Statements                                            $15.00 per year

         We can change the fee structure for the Plan at any time. We will give you notice of any fee changes prior to the changes becoming effective.

         For sale transactions, service charges and brokerage commissions are deducted from the sale proceeds.

Responsibility of Peoples and the Plan Administrator
----------------------------------------------------

         In administering the Plan, none of Peoples, the Plan Administrator or any broker/dealer selected by the Plan Administrator to execute purchases and sales on behalf of Plan participants will be liable for any good faith act or good faith omission to act, including but not limited to any claim of liability
(i) arising out of the failure to terminate a participant's account upon such participant's death prior to receipt of a notice in writing of such death from a duly authorized representative of the estate, (ii) with respect to the prices or times at which common shares are purchased or sold, or (iii) as to the value of the common shares acquired for participants.

         The Plan Administrator is acting solely as the agent of Peoples and owes no duties, fiduciary or otherwise, to any other person by reason of the Plan, and no implied duties, fiduciary or otherwise, will be read into the status of the Plan Administrator under the Plan.

         The Plan Administrator undertakes to perform such duties and only such duties as are expressly described in this prospectus to be performed by it, and no implied covenants or obligations will be read into the Plan against the Plan Administrator or Peoples.

         In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, will not be liable for any action taken, suffered or omitted, or for any error of judgment made by it, in the performance of its duties under the Plan. In no event will the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

         The Plan Administrator will not be required to make and will make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own. In addition, the Plan Administrator will not be obligated to take any legal action under the Plan that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

         The Plan Administrator will not be responsible or liable for any failure or delay in the performance of its obligations under the Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator will use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

         The Plan Administrator is authorized to choose a registered broker/dealer, including a broker/dealer affiliated with the Plan Administrator, at its sole discretion to facilitate purchases and sales of common shares by Plan participants. The Plan Administrator will furnish the name of the registered broker/dealer, including any affiliated broker/dealer, utilized in common share transactions within a reasonable time upon written request from a Plan participant.

         All transactions in connection with the Plan will be governed by the laws of the State of Ohio.

         We cannot assure you of a profit or protect you against a loss on common shares purchased under the Plan.

Correspondence Regarding the Plan
---------------------------------

    Correspondence regarding the Plan should be directed as follows:

        Transactional requests, informational requests and other general correspondence should be mailed to:
        Shareowner Services
        P.O. Box 64856
        St. Paul, MN 55164-0856

        Certificates to be deposited in the Plan and correspondence by certified or overnight mail should be sent to:
        Shareowner Services
        161 North Concord Exchange
        South St. Paul, MN 55075-1139

        General information and automated requests (i.e., telephone privileges) should be directed to:
        Telephone: 1-800-468-9716
        Telephone: 651-450-4064 (outside the United States)
        An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 7:00 a.m. to 7:00 p.m.,
          Central Time, Monday through Friday.
        Fax: 651-450-4085

        Internet correspondence and transactions:
        General Inquiries: www.wellsfargo.com/shareownerservices
        Individual Plan Account Information: www.shareowneronline.com

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of some of the principal U.S. federal income tax considerations applicable as of the date of this prospectus to participation in the Plan.

         In general, participants in the Plan will have the same U.S. federal income tax consequences with respect to dividends as shareholders not participating in the Plan. You will be treated for U.S. federal income tax purposes as having received on each dividend payment date with respect to common shares held for you, a dividend equal to the full amount of the cash dividends payable on both the common shares registered in your own name and the common shares held through the Plan, even though the amount of dividends reinvested is not actually received in cash but is instead applied to the purchase of common shares for your account under the Plan. In addition, the Internal Revenue Service has ruled that the amount of brokerage commissions paid by us on your behalf (where Plan common shares are purchased on the open market) is to be treated as a distribution to you which is subject to income tax in the same manner as dividends. The sum of those amounts becomes your cost basis for those common shares.

         Each participant who makes an Optional Cash Investment under the Plan will not be treated for federal income tax purposes as having received income by virtue of the purchase of the common shares with the Optional Cash Investment. Your Optional Cash Investment will be made on an "after-tax" basis; therefore, the amount of any such investment will not be deducted or excluded from your compensation or other income otherwise paid by Peoples. Your cost basis in any common shares purchased with Optional Cash Investments will be the cost of such common shares, including any brokerage commissions paid by Peoples on your behalf.

         Your account statement under the Plan will show the price per share to you of common shares purchased with reinvested dividends and/or Optional Cash Investments. That price, which will include the brokerage commissions paid by us on your behalf on purchase under the Plan of our common shares, is the federal income tax cost basis to you of common shares acquired under the Plan. Your account statement will also show the date on which the common shares purchased under the Plan were credited to your account. Your holding period for common shares purchased under the Plan generally will begin on the date following the date on which those common shares are credited to your Plan account.

         Information forms (Forms 1099-DIV) will be mailed to Plan participants each year and will set forth the taxable dividends and brokerage commissions reportable for U.S. federal income tax purposes. These dividends and brokerage commissions must be reported on your federal income tax return.

         Reinvested dividends are not subject to withholding unless (i) you fail to give your social security or tax identification number to us, (ii) the Internal Revenue Service notifies us that you are subject to tax withholding or
(iii) you fail to certify, under penalties of perjury, that you are not subject to backup withholding if such certification is required. If you are a shareholder whose dividends are subject to tax withholding, we will apply toward the purchase of common shares under the Plan an amount equal to the dividends being reinvested less the amount of tax required to be withheld. Your account statement under the Plan will indicate the amount of tax withheld.

         You will not recognize any taxable income upon receipt of a certificate for whole common shares credited to your account under the Plan, whether upon request for such a certificate, upon termination of your participation in the Plan or upon termination of the Plan. In addition, you will not recognize any taxable income upon conversion of whole common shares credited to your account under the Plan into direct registration. However, you may recognize a gain or loss upon receipt of a cash payment for whole common shares or a fractional common share credited to your account under the Plan when that account is terminated by you, when common shares credited to your account under the Plan are sold or when the Plan is terminated. A gain or loss may also be recognized upon your disposition of the common shares received from the Plan. The amount of any such gain or loss will be the difference between the amount received for the whole or fractional common shares and the cost basis of the common shares. Generally, gain or loss recognized on the disposition of common shares acquired under the Plan will be treated for U.S. federal income tax purposes as a capital gain or loss and will be long-term capital gain or loss if, as of the date of such disposition, the holding period with respect to the common shares sold exceeds one year.

         The discussion above is based on the Internal Revenue Code of 1986, as amended, United States Treasury Regulations, administrative rulings and court decisions, as in effect on the date of this prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the tax consequences of your participation in the Plan. For example, it does not address any state, local or foreign tax consequences of your participation in the Plan.

         You should consult your personal tax advisor with specific reference to your own tax situation and potential changes in the applicable law as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of dividends and purchases of common shares under the Plan, your cost basis and holding period for common shares acquired under the Plan, the potential application of the "wash sale" rules and the character, amount and tax treatment of any gain or loss realized on the disposition of common shares.

         ANY FEDERAL TAX ADVICE CONTAINED IN THE FOREGOING IS NOT INTENDED OR WRITTEN BY THE PREPARER OF SUCH ADVICE TO BE USED, AND IT CANNOT BE USED BY THE RECIPIENT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT. THIS DISCLOSURE IS INTENDED TO SATISFY U.S. TREASURY DEPARTMENT REGULATIONS.

                                 USE OF PROCEEDS

         We do not know either the number of common shares that will ultimately be sold under the Plan or the prices at which such common shares will be sold. In addition, although it is anticipated that most of the common shares purchased for participants under the Plan will be purchased from us, we may choose, in our sole discretion, to have common shares purchased for participants in the Plan in the open market. We propose to use the net proceeds from the sale of any common shares purchased from us for general corporate purposes. However, we are unable to estimate the amount of any such net proceeds that will be devoted to any specific purposes.

                             REPORTS TO SHAREHOLDERS

         Our shareholders receive annual reports containing audited consolidated financial statements with the reports of our independent registered public accounting firm. Shareholders also receive quarterly reports containing unaudited interim consolidated financial statements and other information.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 1701.13(E) of the Ohio Revised Code, directors, officers, employees and agents of Ohio corporations have an absolute right to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by them to the extent they are successful in defense of any action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such action, suit or proceeding. A director, officer, employee or agent is entitled to such indemnification if such individual's success is "on the merits or otherwise." Directors (but not officers, employees or agents) are entitled to mandatory payment of expenses (including attorneys' fees) by the corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, provided the directors agree to reasonably cooperate with the corporation concerning the action, suit or proceeding and to repay the amount advanced if it is proved by clear and convincing evidence that the directors' act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

         Section 1701.13(E) of the Ohio Revised Code permits a corporation to indemnify directors, officers, employees or agents of the corporation in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may grant indemnification in actions, suits or proceedings, other than derivative actions, if the indemnitee has acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee's conduct was unlawful. Such indemnification is permitted against expenses (including attorneys' fees) as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee.

         An Ohio corporation may also provide indemnification in derivative actions for attorneys' fees and expenses actually and reasonably incurred in connection with the defense or settlement of an action or suit if the officer, director, employee or agent acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement of such actions or suits. The corporation may not indemnify a director, officer, employee or agent in such actions or suits for attorneys' fees and expenses if such individual is adjudged to be liable for negligence or misconduct in the performance of such individual's duties to the corporation unless, and only to the extent that, a court determines that, despite the adjudication of liability, such individual is fairly and reasonably entitled to indemnity.

         Section 1701.13(E) of the Ohio Revised Code states that the indemnification provided thereby is not exclusive of any other rights granted to those individuals seeking indemnification under the articles, the regulations, any agreement, a vote of the shareholders or disinterested directors, or otherwise.

         Section 1701.13(E) of the Ohio Revised Code grants express power to an Ohio corporation to purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

         Our Code of Regulations provides for broader indemnification than specifically afforded under Section 1701.13(E) of the Ohio Revised Code. Our Code of Regulations provides that we must indemnify officers and directors against expenses (including attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any pending, threatened or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that any such individual is or was a director, officer, employee or agent of Peoples or is or was serving at our request as a director, trustee, officer, employee or agent of another corporation or other entity so long as such individual's act or omission was in good faith and in a manner the individual reasonably believed to be in, or not opposed to, the best interests of Peoples, and with respect to any criminal matter, such individual had no reasonable cause to believe such individual's conduct was unlawful. Our Code of Regulations forbids us from indemnifying an officer or director if such individual is adjudged to be liable for an act or omission occasioned by such individual's reckless disregard for the best interests of Peoples or misconduct (other than negligence) in the performance of the individual's duty to Peoples, unless and only to the extent a court, in view of all the circumstances, concludes that such individual is fairly and reasonably entitled to such indemnity as the court deems proper.

         Our Code of Regulations states that the indemnification provided thereby is not exclusive of any other rights to which any individual seeking indemnification may be entitled. Additionally, the Code of Regulations provides that we may purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee or agent of Peoples, or who is or was serving another entity at our request, against any liability asserted against such individual or incurred by such individual in such capacity, or arising out of such individual's status as such, whether or not we would have the obligation or power to indemnify such individual under the Code of Regulations. The Code of Regulations also authorizes us to purchase and maintain trust funds, letters of credit or self-insurance on behalf of any individual who is or was a director, officer, employee or agent of Peoples or who is serving or has served another entity at our request.

         Peoples has in the past and may in the future purchase insurance that insures our present or former directors and officers against certain liabilities which might be incurred by them in such capacity. Peoples also maintains fiduciary and lending liability coverage.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Peoples pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

         Legal matters regarding the common shares offered under the Plan have been passed upon by the firm of Vorys, Sater, Seymour and Pease LLP.

                                     EXPERTS

     Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports thereon, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                 (This page has been left blank intentionally.)

                                     PART II

                     Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution.
-----------------------------------------------------

         Information required pursuant to this Item 14 was previously filed with the Registration Statement on Form S-3 (Registration No. 33-54003) (the "Registration Statement") filed on June 7, 1994. Information regarding the additional expenses related to the preparation and filing of Post-Effective Amendment No. 2 to the Registration Statement and the distribution of the prospectus filed as part of Post-Effective Amendment No. 2 to the Registration Statement was previously filed with Post-Effective Amendment No. 2 to the Registration Statement on December 13, 2005. Information regarding the additional expenses related to the preparation and filing of this Post-Effective Amendment No. 3 to the Registration Statement and the distribution of the prospectus filed as part of this Post-Effective Amendment No. 3 to the Registration Statement is provided below:

         Accounting Fees                     $  5,000*
         Legal Fees and Expenses             $  7,000*
         Printing Expenses                   $  3,000*
                                             ---------
         Total..                              $15,000*
                                             =========
-------------------
* Estimated

Item 15.   Indemnification of Directors and Officers.
-----------------------------------------------------

         Under Section 1701.13(E) of the Ohio Revised Code, directors, officers, employees and agents of Ohio corporations have an absolute right to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by them to the extent they are successful in defense of any action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such action, suit or proceeding. A director, officer, employee or agent is entitled to such indemnification if such individual's success is "on the merits or otherwise." Directors (but not officers, employees or agents) are entitled to mandatory payment of expenses (including attorneys' fees) by the corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, provided the directors agree to reasonably cooperate with the corporation concerning the action, suit or proceeding and to repay the amount advanced if it is proved by clear and convincing evidence that the directors' act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

         Section 1701.13(E) of the Ohio Revised Code permits a corporation to indemnify directors, officers, employees or agents of the corporation in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may grant indemnification in actions, suits or proceedings, other than derivative actions, if the indemnitee has acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee's conduct was unlawful. Such indemnification is permitted against expenses (including attorneys' fees) as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee.

         An Ohio corporation may also provide indemnification in derivative actions for attorneys' fees and expenses actually and reasonably incurred in connection with the defense or settlement of an action or suit if the officer, director, employee or agent acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement of such actions or suits. The corporation may not indemnify a director, officer, employee or agent in such actions or suits for attorneys' fees and expenses if such individual is adjudged to be liable for negligence or misconduct in the performance of such individual's duties to the corporation unless, and only to the extent that, a court determines that, despite the adjudication of liability, such individual is fairly and reasonably entitled to indemnity.

         Section 1701.13(E) of the Ohio Revised Code states that the indemnification provided thereby is not exclusive of any other rights granted to those individuals seeking indemnification under the articles, the regulations, any agreement, a vote of the shareholders or disinterested directors, or otherwise.

         Section 1701.13(E) of the Ohio Revised Code grants express power to an Ohio corporation to purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

         Our Code of Regulations provides for broader indemnification than specifically afforded under Section 1701.13(E) of the Ohio Revised Code. Our Code of Regulations provides that we must indemnify officers and directors against expenses (including attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any pending, threatened or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that any such individual is or was a director, officer, employee or agent of Peoples or is or was serving at our request as a director, trustee, officer, employee or agent of another corporation or other entity so long as such individual's act or omission was in good faith and in a manner the individual reasonably believed to be in, or not opposed to, the best interests of Peoples, and with respect to any criminal matter, such individual had no reasonable cause to believe such individual's conduct was unlawful. Our Code of Regulations forbids us from indemnifying an officer or director if such individual is adjudged to be liable for an act or omission occasioned by such individual's reckless disregard for the best interests of Peoples or misconduct (other than negligence) in the performance of the individual's duty to Peoples, unless and only to the extent a court, in view of all the circumstances, concludes that such individual is fairly and reasonably entitled to such indemnity as the court deems proper.

         Our Code of Regulations states that the indemnification provided thereby is not exclusive of any other rights to which any individual seeking indemnification may be entitled. Additionally, the Code of Regulations provides that we may purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee or agent of Peoples, or who is or was serving another entity at our request, against any liability asserted against such individual or incurred by such individual in such capacity, or arising out of such individual's status as such, whether or not we would have the obligation or power to indemnify such individual under the Code of Regulations. The Code of Regulations also authorizes us to purchase and maintain trust funds, letters of credit or self-insurance on behalf of any individual who is or was a director, officer, employee or agent of Peoples or who is serving or has served another entity at our request.

         Peoples has in the past and may in the future purchase insurance that insures our present or former directors and officers against certain liabilities which might be incurred by them in such capacity. Peoples also maintains fiduciary and lending liability coverage.

Item 16.  Exhibits.
-------------------

         The following exhibits are included in or incorporated by reference into this Amendment No. 3 to the Registration Statement:


Exhibit Number                              Description
--------------                              -----------

         4.1(a)* Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on May 3, 1993). Incorporated herein by reference to Exhibit 3(a) to Peoples' Registration Statement on Form 8-B filed July 20, 1993 (File No. 0-16772).

         4.1(b)* Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 22, 1994). Incorporated herein by reference to Exhibit 3(a)(2) to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-16772) ("Peoples' 1997 Form 10-K").

         4.1(c)* Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 9, 1996). Incorporated herein by reference to Exhibit 3(a)(3) to Peoples' 1997 Form 10-K.

         4.1(d)* Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 23, 2003). Incorporated herein by reference to Exhibit 3(a) to Peoples' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (File No. 0-16772) ("Peoples' March 31, 2003 Form 10-Q").

         4.1(e)* Amended Articles of Incorporation of Peoples Bancorp Inc. (reflecting amendments through April 23, 2003) [For SEC reporting purposes only - not filed with Ohio Secretary of State.] Incorporated herein by reference to Exhibit 3(b) to Peoples' March 31, 2003 Form 10-Q.

         4.2(a)* Code of Regulations of Peoples Bancorp Inc. Incorporated herein by reference to Exhibit 3(b) of Peoples' Registration Statement on Form 8-B filed July 20, 1993 (File No. 0-16772).

         4.2(b)* Certificate of Amendment to the Code of Regulations of Peoples Bancorp Inc. regarding adoption of amendments to Sections 1.03, 1.04, 1.05, 1.06, 1.08, 1.10, 2.03(C), 2.07, 2.08, 2.10
                  and 6.02 of the Code of Regulations of Peoples Bancorp by shareholders on April 10, 2003. Incorporated herein by reference to Exhibit 3(c) to Peoples' March 31, 2003 Form 10-Q.

         4.2(c)* Certificate of Amendment to the Code of Regulations of Peoples Bancorp Inc. regarding adoption of amendments to Article THREE of the Code of Regulations of Peoples Bancorp Inc. by shareholders on April 8, 2004. Incorporated herein by reference to Exhibit 3(a) to Peoples' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 ("Peoples' March 31, 2004 Form 10-Q").

         4.2(d)* Code of Regulations of Peoples Bancorp Inc. (reflecting amendments through April 8, 2004) [For SEC reporting compliance purposes only]. Incorporated herein by reference to
                  Exhibit 3(b) to Peoples' March 31, 2004 Form 10-Q.

         4.3* Indenture, dated as of April 20, 1999, between Peoples Bancorp Inc. and Wilmington Trust Company, as Debenture Trustee, relating to Junior Subordinated Deferrable Interest Debentures. Incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (Registration No. 333-81251) filed on June 22, 1999 by Peoples and PEBO Capital Trust I ("Peoples' 1999 Form S-4").

         4.4* Amended and Restated Declaration of Trust of PEBO Capital Trust I, dated as of April 20, 1999. Incorporated herein by reference to Exhibit 4.5 to Peoples' 1999 Form S-4.

         4.5* Series B Capital Securities Guarantee Agreement, dated as of September 23, 1999, between Peoples Bancorp Inc. and Wilmington Trust Company, as Guarantee Trustee, relating to Series B 8.62% Capital Securities. Incorporated herein by reference to Exhibit 4(i) to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 0-16772).

         4.6* Indenture, dated as of April 10, 2002, between Peoples Bancorp Inc. and Wilmington Trust Company, as Trustee, relating to Floating Rate Junior Subordinated Debt Securities due 2032. Incorporated herein by reference to Exhibit 4.1 to Peoples' Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 (File No. 0-16772) ("Peoples' September 30, 2002 Form 10-Q").

         4.7* Amended and Restated Declaration of Trust of PEBO Capital Trust II, dated as of April 10, 2002. Incorporated herein by reference to Exhibit 4.2 to Peoples' September 30, 2002 Form 10-Q.

         4.8* Guarantee Agreement, dated as of April 10, 2002, between Peoples Bancorp Inc. and Wilmington Trust Company, as Guarantee Trustee, relating to Floating Rate MMCapSSM Capital Securities. Incorporated herein by reference to Exhibit 4.3 to Peoples' September 30, 2002 Form 10-Q.

         5.1**    Opinion of Vorys, Sater, Seymour and Pease LLP.

         23.1**   Consent of Ernst & Young LLP.

         23.2** Consent of Vorys, Sater, Seymour and Pease LLP. Filed as part of Exhibit 5.1.

         24.1* Powers of Attorney. Previously filed as Exhibit 24.1 to Amendment No. 2 to Peoples' Registration Statement on Form S-3 (Registration No. 33-54003) filed on December 13, 2005.

         99.1** Authorization for Automatic Dividend Reinvestment Plan form for participants in Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan.

         99.2** Transaction Request form for participants in Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan.

         ---------------------------

         *........Previously filed.
         **.......Filed herewith.

Item 17.  Undertakings.
-----------------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, That paragraphs (a)(1)(i), (a)(1)(ii) and
         (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                           (i) If the Registrant is relying on Rule 430B:

                           (A) Each prospectus filed by the Registrant pursuant
                  to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                           (B) Each prospectus required to be filed pursuant to
                  Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

                           (ii) If the Registrant is subject to Rule 430C, each
                  prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                  (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

                  The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                           (i) Any preliminary prospectus or prospectus of the
                  undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;


                           (ii) Any free writing prospectus relating to the
                  offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;


                           (iii) The portion of any other free writing
                  prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and


                           (iv) Any other communication that is an offer in the
                  offering made by the undersigned Registrant to the purchaser.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Ohio, on March 22, 2006.

                              PEOPLES BANCORP INC.

                    By:   /s/ MARK F. BRADLEY
                              --------------------------------
                              Mark F. Bradley
                              President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              Signature                                   Title                                Date
              ---------                                   -----                                ----

*  Joseph H. Wesel                            Chairman of the Board and Director       March 22, 2006
------------------------------------
 Joseph H. Wesel

 /s/ Mark F. Bradley                          President and Chief Executive            March 22, 2006
------------------------------------          Officer and Director
 Mark F. Bradley                              (Principal Executive Officer)

*  George W. Broughton                        Director                                 March 22, 2006
------------------------------------
 George W. Broughton

*  Frank L. Christy                           Director                                 March 22, 2006
------------------------------------
 Frank L. Christy

*  Wilford D. Dimit                           Director                                 March 22, 2006
------------------------------------
 Wilford D. Dimit

*  Richard Ferguson                           Director                                 March 22, 2006
------------------------------------
 Richard Ferguson

*  Robert W. Price                            Director                                 March 22, 2006
------------------------------------
 Robert W. Price

*  Theodore P. Sauber                         Director                                 March 22, 2006
------------------------------------
 Theodore P. Sauber

*  Paul T. Theisen                            Vice Chairman of the Board and           March 22, 2006
------------------------------------          Director
 Paul T. Theisen

*  Thomas J. Wolf                             Director                                 March 22, 2006
------------------------------------
 Thomas J. Wolf

*  John W. Conlon                             Chief Financial Officer and              March 22, 2006
------------------------------------          Treasurer
 John W. Conlon                               (Principal Financial Officer)

*  Donald J. Landers, Jr.                     Director of Finance and Chief            March 22, 2006
------------------------------------          Accounting Officer
 Donald J. Landers, Jr.                       (Principal Accounting Officer)



* By Mark F. Bradley pursuant to Powers of Attorney executed by the directors and officers listed above, which Powers of Attorney have been filed with the Securities and Exchange Commission.


   /s/ MARK F. BRADLEY
       --------------------------------------------------
Name:  Mark F. Bradley
Title: President and Chief Executive Officer and Director

                                INDEX TO EXHIBITS


Exhibit No.       Description
-----------       ------------
         4.1(a)*  Amended Articles of Incorporation of Peoples Bancorp Inc. (as
                  filed with the Ohio Secretary of State on May 3, 1993).
                  Incorporated herein by reference to Exhibit 3(a) to the Registration Statement on Form 8-B of Peoples Bancorp Inc.
                  ("Peoples") filed July 20, 1993 (File No. 0-16772).

         4.1(b)* Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 22, 1994). Incorporated herein by reference to Exhibit 3(a)(2) to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-16772) ("Peoples' 1997 Form 10-K").

         4.1(c)* Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 9, 1996). Incorporated herein by reference to Exhibit 3(a)(3) to Peoples' 1997 Form 10-K.

         4.1(d)* Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 23, 2003). Incorporated herein by reference to Exhibit 3(a) to Peoples' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (File No. 0-16772) ("Peoples' March 31, 2003 Form 10-Q").

         4.1(e)* Amended Articles of Incorporation of Peoples Bancorp Inc. (reflecting amendments through April 23, 2003) [For SEC reporting purposes only - not filed with Ohio Secretary of State.] Incorporated herein by reference to Exhibit 3(b) to Peoples' March 31, 2003 Form 10-Q.

         4.2(a)* Code of Regulations of Peoples Bancorp Inc. Incorporated herein by reference to Exhibit 3(b) of Peoples' Registration Statement on Form 8-B filed July 20, 1993 (File No. 0-16772).

         4.2(b)* Certificate of Amendment to the Code of Regulations of Peoples Bancorp Inc. regarding adoption of amendments to Sections 1.03, 1.04, 1.05, 1.06, 1.08, 1.10, 2.03(C), 2.07, 2.08, 2.10
                  and 6.02 of the Code of Regulations of Peoples Bancorp by shareholders on April 10, 2003. Incorporated herein by reference to Exhibit 3(c) to Peoples' March 31, 2003 Form 10-Q.

         4.2(c)* Certificate of Amendment to the Code of Regulations of Peoples Bancorp Inc. regarding adoption of amendments to Article THREE of the Code of Regulations of Peoples Bancorp Inc. by shareholders on April 8, 2004. Incorporated herein by reference to Exhibit 3(a) to Peoples' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 ("Peoples' March 31, 2004 Form 10-Q").

         4.2(d)* Code of Regulations of Peoples Bancorp Inc. (reflecting amendments through April 8, 2004) [For SEC reporting compliance purposes only]. Incorporated herein by reference to
                  Exhibit 3(b) to Peoples' March 31, 2004 Form 10-Q.

         4.3* Indenture, dated as of April 20, 1999, between Peoples Bancorp Inc. and Wilmington Trust Company, as Debenture Trustee, relating to Junior Subordinated Deferrable Interest Debentures. Incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (Registration No. 333-81251) filed on June 22, 1999 by Peoples and PEBO Capital Trust I ("Peoples' 1999 Form S-4").

         4.4* Amended and Restated Declaration of Trust of PEBO Capital Trust I, dated as of April 20, 1999. Incorporated herein by reference to Exhibit 4.5 to Peoples' 1999 Form S-4.

         4.5* Series B Capital Securities Guarantee Agreement, dated as of September 23, 1999, between Peoples Bancorp Inc. and Wilmington Trust Company, as Guarantee Trustee, relating to Series B 8.62% Capital Securities. Incorporated herein by reference to Exhibit 4(i) to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 0-16772).

         4.6* Indenture, dated as of April 10, 2002, between Peoples Bancorp Inc. and Wilmington Trust Company, as Trustee, relating to Floating Rate Junior Subordinated Debt Securities due 2032. Incorporated herein by reference to Exhibit 4.1 to Peoples' Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 (File No. 0-16772) ("Peoples' September 30, 2002 Form 10-Q").

         4.7* Amended and Restated Declaration of Trust of PEBO Capital Trust II, dated as of April 10, 2002. Incorporated herein by reference to Exhibit 4.2 to Peoples' September 30, 2002 Form 10-Q.

         4.8* Guarantee Agreement, dated as of April 10, 2002, between Peoples Bancorp Inc. and Wilmington Trust Company, as Guarantee Trustee, relating to Floating Rate MMCapSSM Capital Securities. Incorporated herein by reference to Exhibit 4.3 to Peoples' September 30, 2002 Form 10-Q.

         5.1**    Opinion of Vorys, Sater, Seymour and Pease LLP.

         23.1**   Consent of Ernst & Young LLP.

         23.2** Consent of Vorys, Sater, Seymour and Pease LLP. Filed as part of Exhibit 5.1.

         24.1* Powers of Attorney. Previously filed as Exhibit 24.1 to Amendment No. 2 to Peoples' Registration Statement on Form S-3 (Registration No. 33-54003) filed on December 13, 2005.

         99.1** Authorization for Automatic Dividend Reinvestment Plan form for participants in Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan.

         99.2** Transaction Request form for participants in Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan.

---------------------------

*        Previously filed.

**       Filed herewith.